 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2021

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On Wednesday, June 2, 2021, Domo, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “2021 Annual Meeting”) at 9:00 a.m., Mountain Time. Holders of the Company’s Class A common stock were entitled to forty votes for each share held as of the close of business on April 6, 2021 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to one vote for each share held as of the Record Date. The Class A common stock and Class B common stock outstanding as of the Record Date voted as a single class on all matters.
Present at the 2021 Annual Meeting in person or by proxy were holders of shares of Class A common stock and Class B common stock representing an aggregate of 151,071,916 votes, or approximately 95.04% of the voting power of all issued and outstanding shares as of the Record Date, entitled to vote at the 2021 Annual Meeting, constituting a quorum.
The following is a brief description of each matter voted upon at the 2021 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter. The matters voted upon were as follows:
Proposal 1. Election of Directors
The stockholders voted on a proposal to elect seven directors to the Company’s board of directors, each to serve one-year terms. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua G. James	136,645,870	9,114,480	5,311,566
Carine S. Clark	140,351,517	5,408,833	5,311,566
Daniel Daniel	139,694,049	6,066,301	5,311,566
Joy Driscoll Durling	140,382,459	5,377,891	5,311,566
Dana Evan	133,617,812	12,142,538	5,311,566
Mark Gorenberg	138,401,756	7,358,594	5,311,566
Jeff Kearl	134,023,184	11,737,166	5,311,566

Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Company’s board of directors. There were no additional director nominations brought to the 2021 Annual Meeting.
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted on a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022. The results of the voting included 151,019,583 votes for, 27,352 votes against, 24,981 votes abstained and no broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022 was ratified.
Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)
    The stockholders voted on a proposal for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the voting included 138,723,177 votes for, 7,001,508 votes against, 35,665 votes abstained and 5,311,566 broker non-votes. The compensation of the Company’s named executive officers was approved, on an advisory basis.
Proposal 4. Advisory Vote on Frequency of Advisory Votes on Executive Officer Compensation
    The stockholders voted on a proposal for the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. The results of the voting included 145,718,525 votes for one year, 11,682 votes for two years, 18,696 votes for three years, 11,447 votes abstained and no broker non-votes. A frequency of one year for future stockholder advisory votes on the compensation of the Company’s named executive officers was approved, on an advisory basis.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: June 8, 2021	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer